UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or15(d) of the
Securities Exchange Act of 1934
Date of Report: May 20, 2015
(Date of earliest event reported)

CRYSTAL ROCK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-31797 (Commission File Number)	03-0366218 (IRS Employer Identification Number)

1050 Buckingham St., Watertown, CT (Address of principal executive offices)		06795 (Zip Code)

860-945-0661
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a)           Senior Debt Refinancing.  On May 20, 2015, we entered into a Second Amended and Restated Credit Agreement (the “Amendment”) with Bank of America, N.A.  This supersedes the prior Amended and Restated Credit Agreement with the same lender.

The Amendment is a senior financing facility that includes a term loan of $12,000,000 payable over a 5-year period in 59 equal monthly installments of $133,333 with a final payment of $4,133,333 due in May 2020.  The Amendment also includes a revolving line of credit of $5,000,000.  There were no changes in the Applicable Margins for outstanding balances of term debt or outstanding line of credit amounts; in general, interest is paid at a rate of one-month LIBOR plus a margin based on the achievement of specified leverage ratios.  As of the closing date, the margins were 3.00% for the term loan and 2.75% for the line of credit.  The Amendment includes restrictive covenants that are substantially the same as set forth in the Fifth Amendment to the Credit Agreement dated January 14, 2015, which was filed as an exhibit to our Annual Report on Form 10-K for the Year Ended October 31, 2014.

Subordinated Debt Payments.  Section 10.8 of the Amendment allows for immediate payments to our subordinated debt holders in the amount of $1,000,000 with provisions permitting additional payments of up to $1,000,000 in the future if certain conditions are met.  In conjunction with the revision of Section 10.8, the Board of Directors of the Company approved the immediate payment of $1,000,000 to subordinated debt holders.

As of May 20, 2015, we owed subordinated debt to Henry, Peter and John Baker in the aggregate principal amount of $10,000,000.  For more information about this subordinated debt, see the section entitled “Related Party Transactions - Subordinated Notes Held by Significant Stockholders” on page 10 of our definitive proxy statement filed March 2, 2015, which section is incorporated herein by this reference.  In connection with the closing of the Amendment, the term of the subordinated notes was extended to May 2020.

On May 20, 2015, with the mutual consent of the three subordinated debt holders, we paid $500,000 to each of John Baker and Peter Baker as a payment of principal on their respective notes.  The following table shows the holders of subordinated debt and the corresponding remaining principal amounts on May 20, 2015 after the payment.

Related Party	Principal Balance
Henry E. Baker	$3,600,000
John B. Baker	2,700,000
Peter K. Baker	2,700,000
Total	$9,000,000

John and Peter Baker are directors and executive officers, and Henry Baker is their father.

The changes in the subordinated notes and the $1,000,000 principal payment described above were approved by the Company’s Audit Committee as required by the Audit Committee’s charter provisions concerning approval of related party transactions.  The payment was also consented to by Bank of America.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2015	CRYSTAL ROCK HOLDINGS, INC. By: /s/ Peter K. Baker Peter K. Baker Chief Executive Officer